                 EXHIBIT 21-LIST OF SUBSIDIARIES AND AFFILIATES

The following are the subsidiaries and affiliated corporations of the Company at December 31, 2002. Certain subsidiaries have been omitted since they are not significant in the aggregate.

                                                                          State or Jurisdiction
                                                                           of Incorporation
                                                                           or Organization
                                                                         ----------------------
ELI LILLY AND COMPANY                                                    Indiana


     Eli Lilly Interamerica, Inc.                                        Indiana
        Eli Lilly do Brasil Limitada                                     Brazil
              Elanco Quimica Limitada                                    Brazil

        Eli Lilly Interamerica Inc., y Compania Limitada                 Chile

     STC Pharmaceuticals, Inc.                                           Indiana
     Lilly ICOS L.L.C.                                                   Delaware
     BountyLab Corporation                                               Indiana
        InnoCentive, Inc                                                 Delaware

     LE Heston Energy, LLC                                               Delaware
     Dista, Inc.                                                         Indiana
     Eli Lilly de Centro America, S.A.                                   Guatemala
        Eli Lilly de Centro America, Sociedad Anonima                    Costa Rica

     Eli Lilly y Compania de Mexico, S.A. de C.V.                        Mexico
     Dista Mexicana, S.A. de C.V.                                        Mexico
     Eli Lilly de Mexico, S.A. de C.V.                                   Mexico
     Eli Lilly Industries, Inc.                                          Delaware
        Del Sol Financial Services, Inc.                                 British V.I.
              Lilly del Caribe, Inc.                                     Cayman Isls.

     Control Diabetes Services, Inc.                                     Indiana
     Integrated Medical Systems, Inc.                                    Colorado
     ELCO Dominicana, S.A.                                               Dominican Rep.
     ELCO International Sales Corporation                                Virgin Is.-US
     Eli Lilly Finance S.A.                                              Switzerland
     Lilly Del Mar, Inc.                                                 British Virgin Islands
     Lilly Global Services, Inc.                                         Indiana
     Lilly Systems Biology PTE LTD                                       Singapore
     Eli Lilly Spain Holding ETVE, S.L.                                  Spain

        Eli Lilly Nederland Holding B.V.                                 Netherlands
              Eli Lilly and Company (Taiwan), Inc.                       Taiwan

     Eli Lilly Holding Company Ltd.                                      UK
        Eli Lilly Holding GmbH                                           Germany

     Eli Lilly Funding Ltd.                                              Hong Kong
     Eli Lilly International Corporation                                 Indiana
        Eli Lilly Iran, S.A.                                             Iran
        ELCO Insurance Company, Ltd.                                     Bermuda

        Eli Lilly Holdings Ltd                                           England
              Eli Lilly Group Limited                                    England
                 Eli Lilly & Co. LTD.                                    England
                    Dista Products Limited                               England
                    Eli Lilly & Co (Ireland) Trustee Limited             Ireland
                    Lilly Industries Limited                             England
                    Lilly Research Centre Limited                        England
                    Elanco Products Limited                              England
                    Creative Packaging Limited                           England
                    Greenfield Pharmaceuticals Limited                   England
                    Eli Lilly (Basingstoke) Limited                      England
                    Eli Lilly Leasing Limited                            England
                    Lilly Resources Limited                              England
                    Eli Lilly Resources Limited                          England
                    Lilly Property Limited                               England
                    Eli Lilly Property Limited                           England

                 Eli Lilly Group Pension Trustees Limited                England

              Lilly Pharma Holding GmbH                                  Germany
                 Lilly Deutschland GmbH                                  Germany
                    Lilly Pharma Fertigung & Distribution GmbH           Germany
                       Lilly Pharma Produktion GmbH & Co. KG             Germany

                 Lilly Forschung GmbH                                    Germany
                 Eli Lilly Ges.m.b.H.                                    Austria
                 Lilly GmbH                                              Germany

                 EXHIBIT 21-LIST OF SUBSIDIARIES AND AFFILIATES

The following are the subsidiaries and affiliated corporations of the Company at December 31, 2002. Certain subsidiaries have been omitted since they are not significant in the aggregate.

                                                                          State or Jurisdiction
                                                                           of Incorporation
                                                                           or Organization
                                                                         ----------------------
ELI LILLY AND COMPANY  (continued)
     Eli Lilly International Corporation  (continued)
        Eli Lilly Holdings Ltd  (continued)


              Eli Lilly Danmark A/S                                      Denmark
              OY Eli Lilly Finland Ab                                    Finland
              Eli Lilly Norge A.S.                                       Norway
              Eli Lilly & Co. (Ireland) Limited                          Ireland
              Eli Lilly Sweden AB                                        Sweden

        Lilly Turkey A.S.                                                Turkey
        Lilly HK Finance I, LLC                                          Hong Kong
        Lilly HK Finance II, LLC                                         Hong Kong
        Eli Lilly Funding Partners                                       Hong Kong

     Eli Lilly Asia, Inc.                                                Delaware

     Eli Lilly Australia Pty. Limited                                    Australia
        Eli Lilly Australia Custodian Pty. Limited                       Australia
        Eli Lilly and Company (N.Z.) Limited                             New Zealand
              Eli Lilly (NZ) Staff Benefits Custodian Limited            New Zealand
              Integrated Disease Management (NZ) Limited                 New Zealand

     E L Management Incorporated                                         Delaware/Nova Scotia

        Eli Lilly Canada Inc.                                            Canada
        Eli Lilly S.A.                                                   Switzerland

              Eli Lilly Export S.A.                                      Switzerland
              GEMS Services, S.A.                                        Belgium
              Elanco Trustees Limited                                    Ireland
              Kinsale Financial Services, Ltd.                           Ireland
              Eli Lilly (Suisse) S.A.                                    Switzerland
              Eli Lilly Vostok SA, Geneva                                Switzerland
              Oldfields Financial Management S.A.                        Switzerland
              Eli Lilly Suzhou Pharmaceutical Company Limited            China
              Eli Lilly Nederland B.V.                                   Netherlands
                 Lilly Development Centre S.A.                           Belgium
                 Lilly Services S.A.                                     Belgium
                 Lilly Clinical Operations S.A.                          Belgium
                 Eli Lilly CR s.r.o.                                     Czech Repub.
                 Eli Lilly Regional Operations GmbH                      Austria
                 Eli Lilly Egypt                                         Egypt
                    ELCO SAE                                             Eqypt

                 PaRxner B.V.                                            Netherlands
                 Dista Ilac Ticaret Ltd Sti                              Turkey

              Eli Lilly Nederland B.V. (cont'd)                          Netherlands

                 Elco Participation, sarl                                France
                    Lilly France S.A.S                                   France
                       Elsa France, S.A.                                 France
                       LICO sarl                                         France
                       Eli Lilly Italia S.p.A.                           Italy
                       Eli Lilly Benelux, S.A.                           Belgium
                       Dista-Produtos Quimicos & Farmaceuticos, LDA      Portugal
                       Lilly-Farma, Produtos Farmaceuticos, Lda.         Portugal
                       Vital Farma Productos Farmaceuticos               Portugal

                 Dista Italia S.r.l.                                     Italy
                 Pharmaserve - Lilly S.A.C.I.                            Greece
                 Pharmabrand, S.A.C.I.                                   Greece
                 PRAXICO Ltd.                                            Hungary
                 Lilly Hungaria KFT                                      Hungary
                 Eli Lilly (Philippines), Incorporated                   Philippines
                 Eli Lilly and Company (India) Pvt. Ltd.                 India
                 Eli Lilly Israel Ltd.                                   Israel
                 Eli Lilly Japan K.K.                                    Japan
                    Chugai Lilly Clinical Research Co, LTD.              Japan

                 Eli Lilly Asian Operations, Limited                     Hong Kong, PRC
                 Lilly Korea LTD.                                        Korea
                 Elanco Animal Health, Korea, Ltd.                       Korea
                 Eli Lilly Malaysia Sdn Bhd.                             Malaysia
                 Eli Lilly Maroc S.a.r.l.                                Morocco

                 EXHIBIT 21-LIST OF SUBSIDIARIES AND AFFILIATES

The following are the subsidiaries and affiliated corporations of the Company at December 31, 2002. Certain subsidiaries have been omitted since they are not significant in the aggregate.

                                                                          State or Jurisdiction
                                                                           of Incorporation
                                                                           or Organization
                                                                         ----------------------
ELI LILLY AND COMPANY  (continued)
     E L Management Incorporated  (continued)
        Eli Lilly S.A.  (continued)
              Eli Lilly Nederland B.V.  (continued)

                 TDM BV                                                  Netherlands
                 Andean Technical Operations Center                      Peru
                 Lilly Pharma Ltd.                                       Russia
                 Eli Lilly Pakistan (Pvt.) Ltd.                          Pakistan
                 Eli Lilly Polska Sp. z.o.o. (Ltd.)                      Poland
                 Lilly Grodzisk Sp. z.o.o.                               Poland
                 Vitalia Pharma Sp. Z.o.o.                               Poland
                 Eli Lilly Singapore Pte. Ltd.                           Singapore
                 Lilly-NUS Centre for Clinical Pharmacology Pte. Ltd.    Singapore
                 Eli Lilly (S.A.) (Proprietary) Limited                  South Africa
                 Elanco-Valquimica, S.A.                                 Spain
                    Dista, S.A.                                          Spain
                    Lilly, S.A.                                          Spain
                    Spaly Bioquimica, S.A.                               Spain
                    Irisfarma S.A.                                       Spain

                 Eli Lilly Nigeria Ltd.                                  Nigeria
                 Eli Lilly y Compania de Venezuela, S.A.                 Venezuela
                 Dista Products & Compania Venezuela S.A.                Venezuela